UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2010

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 24, 2010, a subsidiary of Hines Global REIT, Inc. (“Hines Global”), entered into a contract to acquire Southpark Commerce Center II ("Southpark"), an industrial complex of four buildings located in Southeast Austin. The seller, KBS Southpark Commerce Center II, LLC, is not affiliated with Hines Global or its affiliates. The buildings consist of 372,125 square feet of rentable area that is 94% leased. Travis Association for the Blind, a non-profit organization, leases 100,435 square feet or approximately 27% of the buildings' rentable area, under a lease that expires in August 2011. AT&T, Inc., a broadcast and communications provider, leases 94,451 square feet or approximately 25% of the buildings' rentable area, under a lease that expires in March 2017. Zarlink Semiconductor Inc., a Canadian-based semiconductor designer and manufacturer, leases 46,949 square feet or approximately 13% of the buildings' rentable area, under a lease that expires in May 2013. The remaining space is leased to five tenants, none of which leases more than 10% of the rentable area of the complex.

The contract purchase price for Southpark is expected to be approximately $31.3 million, exclusive of transaction costs, financing fees and working capital reserves. Hines Global expects to fund the acquisition using proceeds from its current public offering and the assumption of an existing $18 million mortgage loan. The mortgage loan matures in December 2016 and has a fixed interest rate of 5.67%. Hines Global expects the closing of this acquisition to occur during the 3rd quarter of 2010, subject to a number of closing conditions. There is no guarantee that this acquisition will be consummated, and if Hines Global elects not to close on the acquisition of Southpark, it may forfeit its $1.0 million earnest money deposit. This description is qualified in its entirety by Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

10.1 Purchase and Sale Agreement and Escrow Instructions, dated as of May 24, 2010, by and between KBS Southpark Commerce Center II, LLC and Hines Global REIT Properties LP

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the property described herein and funding sources for the same, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to continue to raise offering proceeds, the possibility that Hines Global may determine not to close on the acquisition after completing additional due diligence, and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

May 28, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Escrow Instructions, dated as of May 24, 2010, by and between KBS Southpark Commerce Center II, LLC and Hines Global REIT Properties LP